CONSENT OF COUNSEL



                  We consent to the incorporation by reference of our opinion as counsel for Fortune Brands, Inc., a Delaware corporation ("Registrant"), contained in Item 3, "Legal Proceedings", of the Annual Report on Form 10-K of Registrant for the fiscal year ended December 31, 1997, in this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 and the Prospectuses related thereto.





                                                     CHADBOURNE & PARKE LLP




30 Rockefeller Plaza
New York, New York  10112
April 28, 1998